Exhibit 99.1

ConocoPhillips Reports Third-Quarter 2020 Results and Operational Results

HOUSTON--(BUSINESS WIRE)--October 29, 2020--ConocoPhillips (NYSE: COP) today reported a third-quarter 2020 loss of $0.5 billion, or ($0.42) per share, compared with third-quarter 2019 earnings of $3.1 billion, or $2.74 per share. Excluding special items, third-quarter 2020 adjusted earnings were a loss of $0.3 billion, or ($0.31) per share, compared with third-quarter 2019 adjusted earnings of $0.9 billion, or $0.82 per share. Special items for the current quarter were primarily due to an unrealized loss on Cenovus Energy equity, partially offset by a favorable outcome from pending claims and settlements.

Third-Quarter Highlights and Recent Announcements

  Produced 1,066 MBOED excluding Libya during the third quarter; curtailed approximately 90 MBOED.
  Distributed $0.5 billion in dividends and announced an increase to the quarterly dividend.
  Ended the quarter with cash, cash equivalents and restricted cash totaling $2.8 billion and short-term investments of $4.0 billion, equaling $6.8 billion in ending cash and short-term investments.
  As part of a commitment to ESG excellence, announced adoption of a Paris-aligned climate risk framework to achieve net-zero operated emissions by 2050.
  Completed bolt-on acquisition of adjacent acreage in the liquids-rich Montney in Canada for $0.4 billion adding over 1 BBOE of high-value resource.
  Announced agreement to acquire Concho Resources in an all-stock transaction for 1.46 shares of ConocoPhillips common stock per share of Concho Resources.

“As we all know, the year has been historically volatile for our industry,” said Ryan Lance, chairman and chief executive officer. “ConocoPhillips responded with several prudent actions, including economically-driven curtailments, while continuing to run the base business extremely well. In the third quarter we ended our curtailment program and successfully completed our seasonal turnarounds. We remain very well-positioned financially and operationally thanks to our strong balance sheet and exceptional workforce. Now that we’re back to more normal business, we’re focused on continued strong execution of our programs and progressing our announced transaction with Concho Resources.”

Lance continued, “The combination with Concho will make us a stronger company by enhancing the quality, scale and stakeholder appeal of ConocoPhillips’ successful value proposition, which is based on balance sheet strength, disciplined low cost of supply investments, free cash flow generation, and superior returns of and on capital – all with a visible commitment to ESG excellence. This is the winning formula for our sector and we’ll be uniquely positioned to deliver on it through the cycles of our business.”

Third-Quarter Review

Production excluding Libya for the third quarter of 2020 was 1,066 thousand barrels of oil equivalent per day (MBOED). After adjusting for estimated curtailments of approximately 90 MBOED and closed acquisitions and dispositions, third-quarter 2020 production would have been 1,155 MBOED, a decrease of 46 MBOED or 4 percent from the same period a year ago. This decrease was primarily due to normal field decline partially offset by growth from the Big 3. Production from Libya was 1 MBOED as it remained in force majeure during the quarter. Turnarounds were completed during the quarter in Canada, Alaska and Malaysia.

In the Lower 48, production from the Big 3 averaged 309 MBOED, including Eagle Ford of 167 MBOED, Bakken of 75 MBOED and Permian Unconventional of 67 MBOED. Lower 48 production included curtailments of approximately 65 MBOED, primarily in Eagle Ford and Bakken. At the Surmont operation in Canada, the company curtailed approximately 15 MBOED and restored production ahead of schedule. At Montney, the first phase of development continued with start up of the second pad. In addition, drilling and completion operations progressed as planned, with the third pad on track to come on line in the first quarter of 2021. In Norway, Tor II progress continued with first oil targeted for the fourth quarter of 2020.

Earnings decreased from third-quarter 2019 due to the absence of a gain from the UK divestiture in 2019, as well as lower realized prices and lower volumes. Excluding special items, adjusted earnings were lower compared with third-quarter 2019 due to lower realized prices and volumes, partially offset by a decrease in operating costs associated with the lower volumes. The company’s total average realized price was $30.94 per barrel of oil equivalent (BOE), 34 percent lower than the $47.07 per BOE realized in the third quarter of 2019, reflecting lower marker prices.

For the quarter, cash provided by operating activities was $0.87 billion. Excluding a $0.36 billion change in operating working capital, ConocoPhillips generated cash from operations (CFO) of $1.23 billion. The company funded $1.1 billion of capital expenditures and investments, including $0.4 billion for the bolt-on acquisition in the Montney, and paid $0.5 billion in dividends. During the quarter, the company initiated a commercial paper program totaling $0.3 billion.

Nine-Month Review

ConocoPhillips’ nine-month 2020 earnings were a loss of $1.9 billion, or ($1.79) per share, compared with nine-month 2019 earnings of $6.5 billion, or $5.72 per share. Nine-month 2020 adjusted earnings were a loss of $0.8 billion, or ($0.78) per share, compared with nine-month 2019 adjusted earnings of $3.2 billion, or $2.83 per share.

Production excluding Libya for the first nine months of 2020 was 1,108 MBOED. After adjusting for estimated curtailments of approximately 105 MBOED and closed acquisitions and dispositions, production for the first nine months would have been 1,186 MBOED, an increase of 6 MBOED from the same period a year ago. This increase was primarily due to growth from the Big 3 and other development programs across the portfolio, offset by normal field decline. Production from Libya averaged 4 MBOED for the first nine months of 2020.

The company’s total realized price during this period was $31.76 per BOE, compared with $49.35 per BOE in the first nine months of 2019. This 36 percent reduction reflected lower marker prices.

In the first nine months of 2020, cash provided by operating activities was $3.1 billion. Excluding a $0.4 billion change in operating working capital, ConocoPhillips generated CFO of $3.5 billion. The company also generated $1.3 billion in disposition proceeds. In addition, the company funded $3.7 billion of capital expenditures and investments, paid $1.4 billion in dividends and repurchased $0.7 billion of shares. Capital expenditures and investments included approximately $0.5 billion of previously announced and closed acquisitions.

Outlook

Fourth-quarter 2020 production is expected to be 1,125 to 1,165 MBOED, resulting in full-year 2020 production guidance of 1,115 to 1,125 MBOED. This guidance excludes Libya.

Operating plan capital for 2020 is expected to be $4.3 billion. This guidance excludes approximately $0.5 billion for opportunistic acquisitions completed during the year.

Following the recently announced acquisition of Concho Resources, the company is standing up an integration planning team in anticipation of a closing date in the first quarter of 2021.

ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor.

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About ConocoPhillips

Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 15 countries, $63 billion of total assets, and approximately 9,800 employees at Sept. 30, 2020. Production excluding Libya averaged 1,108 MBOED for the nine months ended Sept. 30, 2020, and proved reserves were 5.3 BBOE as of Dec. 31, 2019. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This communication relates to a proposed business combination transaction between ConocoPhillips and Concho Resources. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, and the anticipated closing date for the proposed transaction and other aspects of our operations or operating results. Words and phrases such as "anticipate," "estimate," "believe," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties, and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results or events to differ materially from those described in these forward-looking statements: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas and the resulting actions in response to such changes, including changes resulting from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of ConocoPhillips’ business; ConocoPhillips’ ability to collect payments when due under ConocoPhillips’ settlement agreement with PDVSA; ConocoPhillips’ ability to collect payments from the government of Venezuela as ordered by the ICSID; ConocoPhillips’ ability to liquidate the common stock issued to ConocoPhillips by Cenovus Energy Inc. at prices ConocoPhillips deems acceptable, or at all; ConocoPhillips’ ability to complete ConocoPhillips’ other announced dispositions or acquisitions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for ConocoPhillips’ other announced dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of such announced dispositions, acquisitions or ConocoPhillips’ remaining business; business disruptions during or following ConocoPhillips’ other announced dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from such dispositions in the manner and timeframe ConocoPhillips currently anticipates, if at all; potential liability for remedial actions under existing or future environmental regulations and adverse results in litigation matters, including the potential for litigation related to the proposed transaction; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; changes in fiscal regime or tax, environmental and other laws applicable to the combined company’s business; disruptions resulting from extraordinary weather events, civil unrest, war, terrorism or a cyber attack; ConocoPhillips’ ability to successfully integrate Concho’s businesses and technologies; the risk that the expected benefits and synergies of the proposed transaction may not be fully achieved in a timely manner, or at all; the risk that ConocoPhillips or Concho Resources will be unable to retain and hire key personnel; the risk associated with ConocoPhillips’ and Concho’s ability to obtain the approvals of their respective stockholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment; the risk that any regulatory approval, consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; uncertainty as to the long-term value of ConocoPhillips’ common stock; and the diversion of management time on transaction-related matters. These risks, as well as other risks related to the proposed transaction, will be included in the registration statement on Form S-4 and joint proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to ConocoPhillips’ and Concho’s respective periodic reports and other filings with the SEC, including the risk factors contained in ConocoPhillips’ and Concho’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain and are made only as of the date hereof. Except as required by law, neither ConocoPhillips nor Concho Resources undertakes or assumes any obligation to update any forward-looking statements, whether as a result of new information or to reflect subsequent events or circumstances or otherwise.

No Offer or Solicitation – This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Merger and Where to Find It – In connection with the proposed transaction, ConocoPhillips intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of ConocoPhillips and Concho Resources and that also constitutes a prospectus of ConocoPhillips. Each of ConocoPhillips and Concho Resources may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that ConocoPhillips or Concho Resources may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of ConocoPhillips and Concho Resources. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about ConocoPhillips, Concho Resources and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by ConocoPhillips will be available free of charge on ConocoPhillips’ website at http://www.ConocoPhillips.com or by contacting ConocoPhillips’ Investor Relations Department by email at investor.relations@ConocoPhillips.com or by phone at 281-293-5000. Copies of the documents filed with the SEC by Concho Resources will be available free of charge on Concho’s website at https://ir.concho.com/investors/.

Participants in the Solicitation – ConocoPhillips, Concho Resources and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of ConocoPhillips, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in ConocoPhillips’ proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2020, and ConocoPhillips’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 18, 2020, as well as in Forms 8-K filed by ConocoPhillips with the SEC on May 20, 2020 and September 8, 2020, respectively. Information about the directors and executive officers of Concho Resources, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Concho’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2020, and Concho’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 19, 2020. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from ConocoPhillips or Concho Resources using the sources indicated above.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term "resource" in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share and cash from operations (CFO).

The company believes that the non-GAAP measures adjusted earnings (both on an aggregate and a per-share basis) are useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.

Other Terms – This news release also contains the term underlying production. Underlying production excludes Libya and reflects the impact of closed acquisitions as of the close date and closed dispositions with an assumed close date of January 1, 2019. The company believes that underlying production is useful to investors to compare production excluding Libya and reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies.

References in the release to earnings refer to net income/(loss) attributable to ConocoPhillips.

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated

	3Q20				3Q19				2020 YTD				2019 YTD
	Pre- tax	Income tax	After- tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre- tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$(450)	(0.42)			3,056	2.74			(1,929)	(1.79)			6,469	5.72
Adjustments:
Unrealized (gain) loss on CVE shares	162	-	162	0.14	(116)	-	(116)	(0.10)	1,302	-	1,302	1.20	(489)	-	(489)	(0.43)
Pension settlement expense	27	(6)	21	0.02	37	(7)	30	0.03	27	(6)	21	0.02	37	(7)	30	0.03
Unrealized (gain) loss on FX derivative	8	(2)	6	0.01	(15)	4	(11)	(0.01)	(55)	11	(44)	(0.04)	15	(2)	13	0.01
Pending claims and settlements	(89)	19	(70)	(0.06)	(123)	16	(107)	(0.10)	(121)	19	(102)	(0.09)	(388)	(37)	(425)	(0.38)
Net gain on asset sales	-	-	-	-	(1,752)	(93)	(1,845)	(1.66)	(551)	(14)	(565)	(0.53)	(1,813)	(359)	(2,172)	(1.92)
Malaysia Deepwater tax incentive	-	-	-	-	-	(164)	(164)	(0.15)	-	-	-	-	-	(164)	(164)	(0.15)
Impairments	-	-	-	-	141	(31)	110	0.10	556	(122)	434	0.40	296	(66)	230	0.20
Recognition of deferred revenue	-	-	-	-	(49)	10	(39)	(0.03)	-	-	-	-	(297)	62	(235)	(0.21)
Alberta tax credit	-	-	-	-	-	-	-	-	-	(48)	(48)	(0.04)	-	-	-	-
Deferred tax adjustments	-	-	-	-	-	-	-	-	-	92	92	0.09	-	(27)	(27)	(0.02)
Alberta tax rate change	-	-	-	-	-	-		-	-	-	-	-	-	(25)	(25)	(0.02)
Capital loss tax benefit	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Adjusted earnings / (loss)			$(331)	(0.31)			914	0.82			(839)	(0.78)			3,205	2.83

The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of reported production to underlying production
In MBOED, Except as Indicated

	3Q20	3Q19	2020 YTD	2019 YTD
Total Reported Production	1,067	1,366	1,112	1,353

Adjustments:
Libya	(1)	(44)	(4)	(43)
Total Production excluding Libya	1,066	1,322	1,108	1,310

Closed Acquisitions & Dispositions[1]	(1)	(121)	(27)	(130)
Total Underlying Production	1,065	1,201	1,081	1,180

Estimated Production Curtailments[2]	90	-	105	-

[1]Includes production from the completed U.K. disposition, various Lower 48 dispositions and Australia-West disposition, in addition to production from the completed Montney acquisition in Canada.
[2]Estimated production impacts from price related curtailments, which are excluded from Total Production excluding Libya and Total Underlying Production.

ConocoPhillips
Table 3: Reconciliation of net cash provided by operating activities to cash from operations
$ Millions, Except as Indicated

	3Q20	2020 YTD
Net Cash Provided by Operating Activities	868	3,130

Adjustments:
Net operating working capital changes	(360)	(382)
Cash from operations	1,228	3,512

Contacts

John C. Roper (media)
281-293-1451
john.c.roper@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com